Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following documents of our report dated January 17, 2002, with respect to the consolidated financial statements of State Financial Services Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001:

     o Registration Statement (Form S-8 No. 333-69563) pertaining to the State Financial Services Corporation 401 (k) Savings Plan.

     o Registration Statement (Form S-8 No. 333-69565) pertaining to the State Financial Services Corporation 1998 Stock Incentive Plan.

     o Registration Statement (Form S-8 No. 333-70257) pertaining to the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.

     o Registration Statement (Form S-8 No. 333-00235) pertaining to the State Financial Services Corporation 1990 Director Stock Option Plan and the State Financial Services Corporation 1990 Stock Option, Stock Appreciation Rights and Restricted Stock Plan for Key Officers and Employees.

     o Registration Statement (Form S-8 No. 333-67488) pertaining to the State Financial Services Corporation 1998 Stock Incentive Plan, as amended.

     o Registration Statement (Form S-8 No. 333-67486) pertaining to the Liberty Bank 1994 Stock Option Plan.


                                                    /s/ Ernst & Young LLP

Chicago, Illinois
January 17, 2002